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              FIRST AMENDMENT TO SECOND AMENDED AND RESTATED MASTER
                         REPURCHASE AGREEMENT GOVERNING
                      PURCHASES AND SALES OF MORTGAGE LOANS

This First Amendment, dated as of June 1, 2000 (the "FIRST AMENDMENT"), to the Second Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans dated as of April 28, 2000 (the "AGREEMENT"), is made by and between LEHMAN COMMERCIAL PAPER INC. ("BUYER") and AAMES CAPITAL CORPORATION ("SELLER" and, together with the Buyer, the "Parties").

                                    RECITALS

         WHEREAS, the Seller and the Buyer are parties to the Agreement, pursuant to which the Buyer has agreed, subject to the terms and conditions set forth in the Agreement, to purchase certain mortgage loans owned by the Seller, including, without limitation, all rights of Seller to service and administer such mortgage loans. Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement, as amended hereby.

         WHEREAS, the Parties wish to amend the Agreement to modify certain of the terms and conditions governing the purchase and sale of the mortgage loans.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

         SECTION 1.        AMENDMENTS.

         Effective as of March 31, 2000 the following Sections of the Agreement are hereby amended as follows:

1.1 Section 13(a)(xii) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "either Net Worth or Tangible Net Worth of the Guarantor shall be less than (a) prior to and on June 30, 2000, $35,000,000,
                  (b) after June 30, 2000 and prior to and on July 31, 2000, $60,000,000 and (c) after July 31, 2000, $75,000,000;"

1.2 Section 13(a)(xiii) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "Tangible Net Worth of the Seller at any time shall be less than the sum of (a) $315,000,000, plus (b) an amount equal to 75% of the aggregate positive Net Income (without deduction for quarterly losses) of the Seller plus (iii) 80% of the net proceeds from the issuance of any equity


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                  securities of the Seller or the making of any capital
                  contributions to the Seller, in either case after July 31, 2000;"

1.3 Section 13(a)(xiv) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "the Interest Coverage Ratio of the Guarantor shall exceed
                  1.05 to 1.0 on the last Business Day of any calendar quarter beginning with the fiscal quarter ending September 2000;"

1.4 Section 13(a)(xv) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "the Leverage Ratio of the Guarantor shall exceed (a) prior to and on June 30, 2000, 13.0 to 1.0, (b) after June 30, 2000 and prior to and on July 31, 2000, 12.0 to 1.0 and (c) after July 31, 2000, 10.0 to1.0;"

1.5 Section 13(a)(xvi) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "the Adjusted Leverage Ratio of the Guarantor shall exceed (a) prior to and on June 30, 2000, 7.0 to 1.0, (b) after June 30, 2000 and prior to and on July 31, 2000, 6.0 to 1.0 and (c) after July 31, 2000, 5.0 to1.0;"

1.6 Section 13(a)(xviii) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "the aggregate amount of the Guarantor's cash, cash equivalents and available borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse or working capital facilities, on a consolidated basis and on any given day, shall be less than (a) prior to and on June 15, 2000, $5,000,000 and (b) after June 15, 2000, $15,000,000;"

1.7 Section 13(a)(xxi) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "for any fiscal quarter of the Guarantor, beginning with the fiscal quarter ending September 30, 2000, the Guarantor and its subsidiaries shall incur a net loss on a consolidated basis in accordance with GAAP; or"

         SECTION 2.        COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE
                           PARTIES.

2.1 Except as expressly amended by Section 1 hereof, the Agreement remains unaltered and in full force and effect. Each of the Parties hereby reaffirms all terms and covenants made in the Agreement as amended hereby.

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2.2      Each of the Parties hereby represents and warrants to the other that
         (a) this First Amendment constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, and (b) the execution and delivery by such Party of this First Amendment has been duly authorized by all requisite corporate action on the part of such Party and will not violate any provision of the organizational documents of such Party.

         SECTION 3.        EFFECT UPON THE AGREEMENT.

3.1 Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. All references to the "Agreement" in the Second Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans shall mean and refer to the Second Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans as modified and amended hereby.

3.2 The execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of any Party under the Agreement, or any other document, instrument or agreement executed and/or delivered in connection therewith.

         SECTION 4.        EQUITY INVESTMENT.

         The Seller shall arrange for an equity investment from Capital Z into Aames Financial Corporation in the aggregate amount of not less than FIFTY MILLION DOLLARS ($50,000,000), gross of expenses, which investment shall be in form and substance satisfactory to the Buyer (the "EQUITY INVESTMENT"). The failure to (a) consummate at least $25,000,000 of the Equity Investment on or prior to June 30, 2000 or
         (b) consummate the entire Equity Investment on or prior to July 31, 2000, shall constitute an Event of Default under the Agreement.

         SECTION 5.        GOVERNING LAW.

         THIS FIRST AMENDMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         SECTION 6.        COUNTERPARTS.

         This First Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.


                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be executed as of the day and year first above written.


                                     SELLER:

                                     AAMES CAPITAL CORPORATION, as Seller


                                     By:      /s/  John Kohler
                                            ---------------------------------
                                            Name:     John Kohler
                                            Title:    Executive Vice President



                                    BUYER:

                                     LEHMAN COMMERCIAL PAPER INC., as Buyer


                                     By:      /s/  Fred C. Madonna
                                            ---------------------------------
                                            Name:    Fred C. Madonna
                                            Title:   Authorized Signatory